Exhibit 23.2

11th Floor
PricewaterhouseCoopers Center
2 Corporate Avenue
202 Hu Bin Road
Shanghai 200021
People’s Republic of China
Telephone +86 (21) 2323 8888
Facsimile +86 (21) 2323 8800
www.pwccn.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-163519) of Home Inns & Hotels Management Inc. of our report dated April 27, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting , which appears in this Annual Report on Form 20-F.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, People’s Republic of China
April 27, 2011